Exhibit 99.2

Anheuser-Busch InBev Worldwide Inc.

Offer to Exchange up to

$1,250,000,000 7.20% Notes due 2014

$2,500,000,000 7.75% Notes due 2019

$1,250,000,000 8.20% Notes due 2039

$1,550,000,000 5.375% Notes due 2014

$1,000,000,000 6.875% Notes due 2019

$450,000,000 8.000% Notes due 2039

Which Have Been Registered Under the Securities Act of 1933

for

All Outstanding Unregistered

7.20% Notes due 2014

7.75% Notes due 2019

8.20% Notes due 2039

5.375% Notes due 2014

6.875% Notes due 2019

8.000% Notes due 2039

To DTC Participants:

We are enclosing herewith the materials listed below relating to the offers (each, an “Exchange Offer” and collectively, the “Exchange Offers”) by Anheuser-Busch InBev Worldwide Inc., a Delaware corporation (the “Company”), to exchange up to $1,250,000,000 aggregate principal amount of the Company’s 7.20% Notes due 2014 (the “New 7.20% Notes”), $2,500,000,000 aggregate principal amount of the Company’s 7.75% Notes due 2019 (the “New 7.75% Notes”), $1,250,000,000 aggregate principal amount of the Company’s 8.20% Notes due 2039 (the “New 8.20% Notes”), $1,550,000,000 aggregate principal amount of the Company’s 5.375% Notes due 2014 (the “New 5.375% Notes”), $1,000,000,000 aggregate principal amount of the Company’s 6.875% Notes due 2019 (the “New 6.875% Notes”) and $450,000,000 aggregate principal amount of the Company’s 8.000% Notes due 2039 (the “New 8.000% Notes” and together with the New 7.20% Notes, the New 7.75% Notes, the New 8.20% Notes, the New 5.375% Notes and the New 6.875% Notes, the “New Notes”), each of which is unconditionally, fully and irrevocably guaranteed by the various guarantors listed on Annex A hereto (the “Guarantors”), and which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for, respectively, up to $1,250,000,000 aggregate principal amount of the Company’s outstanding 7.20% Notes due 2014 (the “Old 7.20% Notes”), $2,500,000,000 aggregate principal amount of the Company’s outstanding 7.75% Notes due 2019 (the “Old 7.75% Notes”), $1,250,000,000 aggregate principal amount of the Company’s outstanding 8.20% Notes due 2039 (the “Old 8.20% Notes”), $1,550,000,000 aggregate principal amount of the Company’s outstanding 5.375% Notes due 2014 (the “Old 5.375% Notes”), $1,000,000,000 aggregate principal amount of the Company’s outstanding 6.875% Notes due 2019 (the “Old 6.875% Notes”) and $450,000,000 aggregate principal amount of the Company’s outstanding 8.000% Notes due 2039 (the “Old 8.000% Notes” and together with the Old 7.20% Notes, the Old 7.75% Notes, the Old 8.20% Notes, the Old 5.375% Notes and the Old 6.875% Notes, the “Old Notes”), each of which is unconditionally, fully and irrevocably guaranteed by the Guarantors, upon the terms and subject to the conditions set forth in the prospectus dated                     , 2010 and the related Letter of Transmittal.

The Company has filed a registration statement, which became effective under the Securities Act on                     , 2010, to register the New Notes under the Securities Act.

Enclosed herewith are copies of the following documents:

1.	Prospectus dated , 2010;

2.	Letter of Transmittal;

3.	Instruction to Registered Holder from Beneficial Owner; and

4.	Letter to Clients, which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client’s instruction with regard to the Exchange Offers.

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2010 UNLESS EXTENDED BY THE COMPANY.

The Exchange Offers are not conditioned upon any minimum number of Old Notes being tendered.

Pursuant to the Letter of Transmittal, each tendering holder of Old Notes (a “Holder”) will represent to the Company that (i) the New Notes to be acquired pursuant to the Exchange Offers will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers (if not a broker-dealer referred to in the last sentence of this paragraph) is participating or intends to participate in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers acknowledge and agree that any broker-dealer or any person participating in the Exchange Offers for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale transaction of the New Notes acquired by such person, (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission’s no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (z) in the European Economic Area, will not make an offer or sale which will require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (iv) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement, (v) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers is an “affiliate” of the Company, as defined under Rule 405 under the Securities Act, or if it is such an “affiliate,” it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (vi) if the Holder is a broker-dealer, it did not purchase the Old Notes to be exchanged for New Notes from the Company or any of its affiliates, and it will acquire the New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other activities, (vii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers is prohibited by any law or policy from participating in the Exchange Offers, (viii) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers acknowledges and agrees that, if it is located in a member state of the European Economic Area which has implemented Directive 2003/71/ED (the “Prospectus Directive”), it is either (x) a legal entity authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or (y) a legal entity which has two or more of: (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000; and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts and that, in each case, it will not make any offer which will require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive, (ix) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offers acknowledges and agrees that it is not located or resident in the United Kingdom or, if it is located or resident in the United Kingdom, it is a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or within Article 43(2) of the Order, or to whom this Letter or the accompanying Prospectus may lawfully be communicated in accordance with the order and (x) the Holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in the forgoing subclauses (i) through (ix). If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offers; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by beneficial owner of Old Notes held by you to make the foregoing representations and warranties on behalf of such beneficial owner.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent for the Exchange Offers) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offers. The Company will pay all transfer taxes, if any, applicable to the transfer and exchange of Old Notes pursuant to the Exchange Offers, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

Any inquiries you may have relating to the procedure for tendering or withdrawing tenders may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent at:

Bank of New York Mellon Corporation

Corporate Trust Operations

Reorganization Unit

101 Barclay Street—7 East

New York, New York 10286

Attention:

By Telephone: (212) 815-5920

By Facsimile: (212) 298-1915

All other questions regarding the Exchange Offers should be addressed to Robert Ottenstein at the Company at telephone number (212) 573-4365.

[Remainder of page left intentionally blank; the signatures follow.]

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

Annex A

Guarantors

Guarantor	Jurisdiction of Incorporation or Organization
Anheuser-Busch InBev SA/NV	Belgium

Cobrew NV/SA	Belgium

Anheuser-Busch Companies, Inc.	Delaware

BrandBrew S.A.	Luxembourg